UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: August 2, 2005
(Date of earliest event reported: July 27, 2005)

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware                                 0-22290                     84-1271317
(State or other jurisdiction                   (Commission                   (I.R.S. Employer
of incorporation)                           File Number)                 Identification Number)

                              1263 Lake Plaza Drive Suite A, Colorado Springs, CO 80906
                                (Address of principal executive offices) (Zip Code)

                           Registrant's telephone number, including area code:  719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On July 27, 2005, Century Casinos Caledon Pty Limited (“CCAL”), entered into an overdraft facility with Nedbank Limited (“Nedbank”) Registration No. 1951/000009/06. Pursuant to the overdraft facility, Nedbank extended temporary financing to the Company in the principal amount of 18.8 million Rand, or $2.8 million. The net proceeds from the financing were used by CCAL to repay in full the amount of debt outstanding under CCAL’s loan agreement with ABSA Bank. The financing bears interest at South Africa’s prime interest rate, currently 10.5%. The financing is secured by the pledge of 4,000 ordinary shares of CCAL’s common stock, or 100% of the total outstanding common stock of CCAL. The financing is due and payable upon completion of a final long term loan agreement with Nedbank, the terms of which are under negotiation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Century Casinos, Inc.
                                            (Registrant)

Date: August 2, 2005                                          by: /s/ Ray Sienko
                                                                 Ray Sienko, Chief Accounting Officer